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                                                                    EXHIBIT 3(a)

Filing Fee:  $10.00                                         ID No. 6486


                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

                                   CERTIFICATE
                                       OF
                        FLEETBOSTON FINANCIAL CORPORATION


     Pursuant to the provisions of the General Laws of Rhode Island, 1956, as amended, the undersigned corporation submits the following Certificate for the purpose of correcting a typographical error in a document which was filed with the Rhode Island Secretary of State:

     1.   The name of the corporation is FleetBoston Financial Corporation.

     2. The document to be corrected is the Restated Certificate of Incorporation of FleetBoston Financial Corporation which was filed with the Rhode Island Secretary of State on November 9, 1999.

     3. The typographical error in the Restated Certificate of Incorporation is that the first sentence set forth in Section 1 of Exhibit D to the Restated Certificate of Incorporation relating to the Cumulative Participating Junior Preferred Stock erroneously states that the number of shares constituting the Cumulative Participating Junior Preferred Stock shall be 3,000,000.

     4. The correction to the Restated Certificate of Incorporation shall be as follows: That the first sentence in Section 1 of Exhibit D to the Restated Certificate of Incorporation of FleetBoston Financial Corporation relating to the Cumulative Participating Junior Preferred Stock be corrected to read as follows:

               "Section 1. Designation and Amount. The shares of such series shall be designated as "Cumulative Participating Junior Preferred Stock" (the "Junior Preferred Stock") and the number of shares constituting the Junior Preferred Stock shall be 6,000,000."

     Under penalty of perjury, I declare and affirm that I have examined this Certificate, including any accompanying attachments, and that all statements contained herein are true and correct as of the 21st day of November, 2000.


                                        FLEETBOSTON FINANCIAL CORPORATION


                                        By: /s/ Gary A. Spiess
                                            ------------------------------------

                                            Name: Gary A. Spiess
                                                  ------------------------------

                                            Title: Senior Vice President
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